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Exhibit 99.1

Dear Stockholder:

        Your vote is important and Patina Oil & Gas Corporation encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

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  To submit your proxy electronically via the Internet, go to the Website: http://proxy.georgeson.com and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

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  To submit your proxy by telephone, use a touch-tone telephone and call 1-800-732-6583. You must use the control number printed in the box on the reverse side of this card.

        Also if you have any questions or need assistance in voting, please call Georgeson Shareholder Communications, Inc., toll free at 1-800-676-0216. Stockholders calling from outside the U.S. and Canada can call collect at 1-212-440-9800.

PROXY
PATINA OIL & GAS CORPORATION
1625 Broadway, Suite 2000, Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder(s) of Patina Oil & Gas Corporation ("Patina") hereby constitute(s) and appoint(s) Thomas J. Edelman, David J. Kornder & Michael N. Stefanoudakis and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Patina, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Patina to be held on, [                        ] 2005, at [    ], at 9:00 AM, Denver, Colorado time, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

This proxy will be voted, "FOR" the adoption of the Merger Agreement and approval of the Merger, unless "AGAINST" or "ABSTAIN" is indicated with respect to such proposal. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT—PLEASE SIGN AND RETURN IMMEDIATELY
(Continued on the reverse side)

Special Meeting of Stockholders PATINA OIL & GAS CORPORATION [ ], 2005
THERE ARE THREE WAYS TO VOTE YOUR PROXY
TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6583, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m. Eastern Time on [ ], 2005.
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Time on [ ], 2005.
Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Vote 24 hours a day, 7 days a week

Your telephone or Internet vote must be received by 11:59 p.m., Denver, Colorado time
on [                                  ], to be counted in the final tabulation.
Your Control Number is:
Proxy Card must be signed and dated below.
\*/ Please fold and detach card at perforation before mailing. \*/

SPECIAL MEETING OF STOCKHOLDERS OF
PATINA OIL & GAS CORPORATION
[                        ], 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
—Please detach along perforated line and mail in the envelope provided.—

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
MERGER AGREEMENT AND APPROVAL OF THE MERGER

\*/ Please Detach and Mail in the Envelope Provided \*/

/x/	Please mark your votes as indicated in this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
		FOR	AGAINST	ABSTAIN
1.	TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 15, 2004, BY AND AMONG NOBLE ENERGY, INC., NOBLE ENERGY PRODUCTION, INC. AND PATINA OIL & GAS CORPORATION, PURSUANT TO WHICH PATINA WILL MERGE WITH AND INTO NOBLE ENERGY PRODUCTION, INC.	☐	☐	☐
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the Proxies in the manner determined by a majority of the members of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
The undersigned acknowledges receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement-prospectus dated [ ], 2005.
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
Date: , 2005

Signature (title, if any)	Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1